Exhibit 99.1

Sizeler Property Investors, Inc. Reports Third Quarter 2005 Operating Results and Announces New Share Buy-Back Program

NEW ORLEANS, NOVEMBER 9, 2005--Sizeler Property Investors, Inc. (NYSE: SIZ) today announced its operating results for the three-month and nine-month periods ended September 30, 2005.

Key Third Quarter Items:

  The Company settled the proxy contest with First Union Real Estate Equity & Mortgage Investments;

  Approximately $12.5 million of mortgage debt bearing an interest rate of 8.25% with a maturity in 2010 was extinguished;

  Acquired The Villages of Williamsburg apartment community in Shreveport, Louisiana;

  Shareholders Equity and Equity Market Capitalization reached approximately $191 million and $257 million, respectively, at September 30, 2005, up from approximately $99 million and $156 million at December 31, 2004;

  Book Value per share reached $9.03 at September 30, 2005, compared to $7.49 at December 31, 2004;

  The Company's properties, particularly those located in Louisiana and Alabama, were affected by Hurricanes Dennis, Katrina and Rita; Fortunately, damages sustained were moderate, and all of the Company's properties are open and operating;

  Prior to non-ordinary expenses, Funds from Operations totaled $4,274,000 or $0.20 per share as compared to $2,598,000 or $0.20 per share for the same period in 2004. During the quarter, the Company incurred on a net basis $3,762,000 or $0.18 per share of non-ordinary expenditures, compared to non-ordinary expenditures of $762,000 or $0.06 per share for the same period a year ago. Therefore, reported Funds from Operations totaled $474,000 or $0.02 per share compared to $1,836,000 or $0.14 per share for the same period in 2004; and

  Shortly after the end of the quarter, the Board of Directors authorized the repurchase of up to 1,000,000 shares of the Company's common stock which replaces the Company's previous common stock buy-back program.

Operating results described above and elsewhere in this release reflect non-ordinary expenditures incurred by the Company during the third quarter ended September 30, 2005 totaling on a net basis approximately $3.8 million. These items included approximately $1.1 million related to the conduct and settlement of the proxy contest and litigation as well as tax consulting, which are included in administrative expenses; $538,000 of hurricane expenses incurred and recordable in accordance with accounting principles as of September 30, 2005; $281,000 loss on the sale of fixed assets, which is included in other operating expense; and approximately $2.2 million of prepayment cost and approximately $200,000 of write-off of deferred financing costs from the repayment of apartment mortgages bearing interest at 8.25%, which are included in interest expense and amortization expense, respectively; offset by a $500,000 lease cancellation fee included in contractual rental income and other charges. This total of $3.8 million referred to above, compares to non-ordinary items included in the 2004 third quarter of approximately $762,000 for hurricane expenses.

FOR THE THREE-MONTHS ended September 30, 2005, the Company recorded a net loss of approximately $2.3 million, compared to a net loss of approximately $1.3 million for the same period in 2004. The net loss for the third quarter of 2005 was primarily attributable to the non-ordinary expenditures described above. Of the loss in 2005, approximately $2.5 million or $0.12 was allocated to common shareholders, compared to a loss of approximately $1.5 million, or $0.11 per share in the third quarter of 2004. Net income of approximately $205,000 was available to preferred shareholders in both 2005 and 2004.

For the three-months ended September 30, 2005, funds from operations per share available to common shareholders was $0.02 on weighted average shares outstanding of 21,116,000 for the third quarter ended September 30, 2005, compared to $0.14 on weighted average shares outstanding of 13,180,000 for the same period in the prior year.

Operating revenue from continuing operations totaled approximately $13.1 million for the three-months ended September 30, 2005 compared to approximately $12.3 million in the third quarter of 2004. The increase in operating revenue in 2005 is primarily attributable to the overall improvement in the level of leased units in the apartment portfolio, and a retail lease cancellation fee of $500,000 offset by a slight decrease in retail revenue. Operating costs from continuing operations, excluding hurricane expenses, were flat in 2005, as compared to the same period in 2004.

Due to proxy-related expenses and consulting expenses of approximately $1.1 million described above, general and administrative expenses increased approximately $1.1 million in the third quarter, as compared to the 2004 period. Excluding the effect of these proxy-related and consulting expenses, general and administrative expenses were flat, as compared to the 2004 period.

Excluding the non-ordinary costs, interest expense declined approximately $1.7 million for the reasons explained below. Due primarily to the prepayment cost on the repayment of approximately $12.5 million of mortgage debt in July 2005, partially offset by the effect of lower average balances on the Company's bank lines, the redemption of the debentures, and the repayment of debt associated with properties that were sold, reported interest expense increased $474,000, as compared to the same period last year. The Company's balance of interest bearing liabilities is now approximately $97 million, compared to approximately $192 million at December 31, 2004.

During the third quarter of 2005, the Company's properties sustained storm damages from the recent succession of Hurricanes Dennis, Katrina and Rita. The Company incurred costs in preparation for these storms in addition to losses from actual damages, including loss of rents, as well as storm clean-up. At this time, the Company is still assessing the extent of the damages sustained as well as taking immediate action to execute repairs to the properties. The Company has insurance to cover a majority of the cost of such events. The Company currently estimates that its out-of-pocket cash exposure to the deductible under its insurance policies as well as non-covered costs to be approximately $4.2 million. After taking into consideration existing book values of assets and capitalization policies, an expense of $538,000 has been recorded for costs actually incurred as of September 30, 2005. The Company estimates that an additional charge to expense of approximately $500,000, which is already included in the above estimate of out-of pocket cash exposure, will be recorded in the fourth quarter of 2005 for the cost of damages actually incurred in that quarter. The final charge to expense, however, is subject to the Company's final cost assessment of required repairs as well as settlement of the insurance claim. The above described 2005 hurricane-related costs compare to an estimated out-of-pocket cash exposure in the third quarter of 2004 from Hurricane Ivan of approximately $1.5 million and a recorded expense of approximately $762,000 in that quarter.

The Board of Directors has authorized the repurchase of up to 1,000,000 shares of the Company's common stock. This repurchase program replaces the Company's previous stock repurchase authorization and may be limited or terminated at any time without prior notice. Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.

RECONCILIATION OF NET INCOME TO FFO FOR THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (IN THOUSANDS)
	Three months ended September 30,
	2005		2004
	Dollars	Shares (a)	Dollars	Shares (a)
Net loss	$(2,300)	21,116	$(1,261)	13,180
Additions:
Depreciation & Amort.	3,241		3,465
Partnership Depreciation	9		9
Deductions:
Preferred dividends	(205)		(205)
Amortization costs	(271)		(172)
Funds from operations- Avail. to com. sharehds.	$474	21,116	$1,836	13,180

(a) Weighted average shares outstanding.

FOR THE NINE-MONTHS ended September 30, 2005, the Company recorded net income of approximately $13.7 million, compared to a net loss of approximately $1.7 million in the prior year. Of this amount in 2005, approximately $13.1 million, or $0.72 per share, was allocated to common shareholders, compared to a loss of $2.3 million, or $0.18 per share for the same period in 2004. The remaining net income of approximately $614,000 was available to preferred shareholders in both 2005 and 2004.

Net income increased primarily due to the following factors: increased revenue of approximately $1.7 million generated by a higher level of leased apartment units in 2005, as compared to the same period in 2004; and, the gain of approximately $15.7 million on the sale of Bryn Mawr Apartments. These items were offset by non-ordinary expenditures totaling, on a net basis, approximately $5.2 million. The non-ordinary expenditures included $2.6 million related to the conduct and settlement of the proxy contest and litigation as well as tax consulting, which are included in administrative expenses; $538,000 of hurricane expenses incurred and recordable in accordance with accounting principles as of September 30, 2005; $281,000 loss on the sale of fixed assets, which is included in other operating expense; and approximately $2.2 million of prepayment cost and approximately $200,000 of write-off of deferred financing costs from the repayment of apartment mortgages, which are included in interest expense and amortization expense, respectively; offset by a $500,000 lease cancellation fee included in contractual rental income and other charges. This total of $5.2 million referred to above, compares to non-ordinary items included in the nine-months of 2004 of approximately $762,000 in hurricane expenses.

Prior to non-ordinary expenses, Funds from Operations totaled $11,619,000 or $0.64 per share for the nine-months, as compared to $8,058,000 or $0.61 per share for the same period in 2004. For the nine-months ended September 30, 2005, Funds from Operations, after non-ordinary expenses, available to common shareholders totaled approximately $6.4 million, compared to approximately $7.3 million earned in 2004. On a per share basis, Funds from Operations was $0.35 on weighted average shares of 18,086,000 for the nine-months ended September 30, 2005, as compared to $0.55 on weighted average shares outstanding of 13,157,000 for the 2004 period.

Operating revenue from continuing operations totaled approximately $38.3 million for the nine-month period ended September 30, 2005, compared to $36.3 million earned a year ago. This increase in operating revenue reflects the lease up of apartment units in the Company's new development projects as well as an overall improvement in the level of apartment units leased in 2005. Operating costs from continuing operations, excluding hurricane expenses, were approximately flat with the prior year.

General and administrative expenses increased approximately $2.5 million for the nine-months ended September 30, 2005, as compared to 2004, which includes approximately $2.6 million of the proxy-related and litigation costs and consulting costs described above. Excluding these proxy-related costs and consulting costs, general and administrative expenses declined by approximately $100,000 from the prior year amount.

Excluding the mortgage prepayment cost, interest expense declined approximately $2.5 million for the reasons explained below. Due to lower average balances on the Company's bank lines, the redemption of the debentures, the repayment of debt associated with properties that were sold, partially offset by the prepayment cost on the repayment of mortgage debt, reported interest expense decreased $378,000, as compared to the same period last year.

RECONCILIATION OF NET INCOME TO FFO FOR NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (IN THOUSANDS)
	Nine months ended September 30,
	2005		2004
	Dollars	Shares (a)	Dollars	Shares (a)
Net Income (loss)	$13,673	18,086	$(1,679)	13,157
Additions:
Deprec. & Amort.	9,601		10,077
Partnership Depreciation	27		26
Deductions:
Gain on sale of Discontinued ops.	(15,692)		-
Minority Depreciation	-		(16)
Preferred Dividends	(614)		(614)
Amortization costs	(599)		(498)
Funds from operations- Avail. to Com. Sharehds.	$6,396	18,086	$7,296	13,157

(a) Weighted average shares outstanding.

For the quarters ended September 30, 2004, the results of operations of Bryn Mawr Apartments, sold in May 2005, and Lakeview Club Apartments, sold in December 2004, are classified as discontinued operations. Discontinued operations from these two properties contributed $67,000 to earnings in the third quarter of 2004. For the nine-months ended September 30, 2005 and 2004, discontinued operations from Bryn Mawr contributed earnings of $82,000 compared with earnings of $181,000 from Bryn Mawr and Lakeview Club in the 2004 period.

Segment Results

The Company is comprised of two operating segments--retail and apartments. The tables below show the operating results on a same store basis for the three- and nine-month periods ended September 30, 2005 compared to the same periods in 2004:
	(in thousands)			(in thousands)
	3 months ended 9/30/05			3 months ended 9/30/04
	Retail	Apartments	Total	Retail	Apartments	Total
Oper. Rev.	$7,588	$5,547	$13,135	$7,157	$5,129	$12,286
Oper. Costs	(2,703)	(2,866)	(5,569)	(2,621)	(2,860)	(5,481)
Oper. Income	4,885	2,681	7,566	4,536	2,269	6,805
	9 months ended 9/30/05			9 months ended 9/30/04
	Retail	Apartments	Total	Retail	Apartments	Total
Oper. Rev.	$22,143	$16,207	$38,350	$21,835	$14,479	$36,314
Oper. Costs	(7,369)	(6,929)	(14,298)	(7,507)	(7,042)	(14,549)
Oper. Income	14,774	9,278	24,052	14,328	7,437	21,765

As of September 30, 2005, the apartment and retail portfolios were 97% and 88% leased, respectively, compared to 95% and 91% for the same period a year ago.

Selected Financial Information:
	September 30, 2005	December 31, 2004
Debt to Market Capitalization	0.38x	1.27x
	Three Months		Nine Months
	Sept. 30		Sept. 30
	2005	2004	2005	2004
Interest coverage Ratio (1)	3.62	2.16	3.34	2.40
Fixed charge cov. Ratio (1)	3.23	2.00	3.02	2.22

(1) Excludes non-ordinary expenditures incurred in the respective periods.
	(unaudited)		(unaudited)
	3 months ended 9/30		9 months ended 9/30
	2005	2004	2005	2004
Funds from Operations	$474,000	$1,836,000	$6,396,000	$7,296,000
Net income (loss)	$(2,300,000)	$(1,261,000)	$13,673,000	$(1,679,000)
Net income (loss) Allocations:
Allocable to Pref.Sharehds.	$205,000	$205,000	$614,000	$614,000
Allocable to Com.Sharehds.	$(2,505,000)	$(1,466,000)	$13,059,000	$(2,293,000)
Per Share:
Funds from Operations	$0.02	$0.14	$0.35	$0.55
Net Income (loss) Allocated to Com. Shareholders	$(0.12)	$(0.11)	$0.72	$(0.18)
Weighted Avg. Shares Out.	21,116,000	13,180,000	18,086,000	13,157,000

	Sept. 30, 2005	December 31, 2004
Real Estate Invest. (at cost)	$395,822,000	$394,634,000
Total Assets	$300,698,000	$303,350,000
Notes Payable - Banks	$12,815,000	$27,958,000
Mortgage Notes	$84,418,000	$107,713,000
Conv.Debt.	-	$56,599,000
Total Liabilities	$109,493,000	$204,436,000
Shareholders Equity	$191,205,000	$98,914,000

FORWARD LOOKING STATEMENT

This release made by the Company may contain certain forward-looking statements that are subject to risk and uncertainty. Investors and potential investors in the Company's securities are cautioned that a number of factors could adversely affect the Company and cause actual results to differ materially from those in the forward-looking statements, including, but not limited to (a) the inability to lease current or future vacant space in the Company's properties; (b) decisions by tenants and anchor tenants who own their space to close stores at properties; (c) the inability of tenants to pay rent and other expenses; (d) tenant financial difficulties; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties; (j) force majeure as it relates to construction and renovation projects; (k) possible dispositions of mature properties since because the Company is continuously engaged in the examination of the various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) forces of nature; (o) the adverse tax consequences if the Company were to fail to qualify as a REIT in any taxable year; and (p) inability of the Company to implement its strategic initiatives for foregoing or other reasons.

In connection with our efforts in the proxy contest, the Company published financial forecasts on August 22, 2005 that included assumptions regarding property acquisitions, marketing of the regional malls as well as other assumptions about the terms on which future acquisitions would be made. Subsequent to August 22nd, Hurricanes Katrina and Rita caused major disruption to the Louisiana and Alabama areas. While we will continue the Company's efforts to implement its strategic plan, including acquisitions and the marketing of regional malls, the timing of such activities as well as the terms upon which transactions might occur cannot be predicted at this time. Accordingly, the August 22, 2005 financial forecasts are not representative of the current efforts to implement the Company's strategic plan.

Except as required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements in this release, whether as a result of new information, future events, changes in assumptions or otherwise.

SOURCE Sizeler Property Investors, Inc.

Thomas A. Masilla, Jr., President of Sizeler Property Investors, Inc.,

504-471-6200

http://www.sizeler.net